UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26 , 2008

SK3 GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware 000-30919 98-6218467 (State or Other Jurisdiction (Commission File (I.R.S. Employer of Incorporation) Number) Identification Number)

110 East Broward Boulevard
Suite 1700
FT. Lauderdale, Fl 33301

(Address of principal executive offices) (zip code)

954-315-3818

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

SDI Termination Letter

On June 26, 2008, SK3 Group, Inc. (the “Company”) received a letter from Sohel Distributor, Inc. (“SDI”) pursuant to which SDI provided the Company with written notice of the termination of the Stock Purchase Agreement, dated May 9, 2007, by and between the Company, Reliablecom, Inc. (“Reliablecom”), Sohel and Sohel Kapadia, the sole shareholder of SDI (the “SDI Purchase Agreement”).  Pursuant to the terms of the SDI Purchase Agreement, either party had the right to terminate the Agreement if a closing had not occurred by September 30, 2007.  A copy of the letter from SDI is attached hereto as Exhibit 99.1.

TPC Termination Letter

On June 26, 2008, the Company received a letter from The Phonecard Warehouse, Inc. (“TPC”) pursuant to which TPC provided the Company with written notice of the termination of the Stock Purchase Agreement, dated May 25, 2007, by and between the Company, Reliablecom, TPC, Kaushika Patel, the sole shareholder of TPC (the “Seller”) and Pradip Patel (“Patel”) (the “TPC Purchase Agreement”).  Pursuant to the terms of the TPC Purchase Agreement, either party had the right to terminate the Agreement if a closing had not occurred by September 30, 2007.  A copy of the letter from TPC is attached hereto as Exhibit 99.2.

Reliablecom, Inc. Termination Letter

On June 27, 2008, the Company received a letter from Reliablecom, Inc. (“Reliablecom”) pursuant to which Reliablecom provided the Company with written notice of the termination of the Agreement and Plan of Merger, dated April 16, 2007, by and between the Company, Reliablecom, Reliablecom Acquisition Corp. and Kapadia Holdings, the sole shareholder of Reliablecom (the “Seller”) (the “Reliablecom Merger Agreement”).  Pursuant to the terms of the Reliablecom Merger Agreement, either party had the right to terminate the Agreement if a closing had not occurred by September 30, 2007.  A copy of the letter from TPC is attached hereto as Exhibit 99.3.

ITEM 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2008, Sajid Kapadia resigned as chief executive officer, chief financial officer secretary and director of the Company effective immediately.  There was no disagreement or dispute between Mr. Kapadia and the Company which led to his resignation.

On June 27, 2008, the Board of Directors of the Company appointed Amit Sankhala as chief executive officer, chief financial officer and secretary of the Company. There were no understandings or arrangements between Mr. Sankhala and any other person pursuant to which Mr. Sankhala was selected as an executive officer. Mr. Sankhala does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  Mr. Sankhala had not entered into any oral or written compensatory arrangement with the Company.  Mr. Sankhala was chief executive officer, chief financial officer and secretary of the Company from December 2004 until April 16, 2007 and from April 15, 2008 until May 5, 2008.  Mr. Sankhala has been a director since December 2004.

On August 6, 2008, Mr. Sankhala resigned as chief executive officer, chief financial officer secretary and on August 7th, 2008 he resigned as director of the Company.  There was no disagreement or dispute between Mr. Kapadia and the Company which led to his resignation.

On August 6, 2008, the Board of Directors of the Company appointed Ira Frohman as a member of the Board of the Directors and as President, Secretary and Treasurer.  There are no understandings or arrangements between Mr. Frohman and any other person pursuant to which Mr. Frohman was selected as an executive officer. Mr. Frohman does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.   As of the date of this Current Report on Form 8-K, Mr. Frohman has not entered into any oral or written compensatory arrangement with the Company.

Since 2001, Mr. Frohman has been general manager and a sales representative for Secure Windows & Doors.  Mr. Frohman received a Bachelor of Science degree from Florida International University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SK3 GROUP, INC.

Dated:  August  12, 2008

By: /s/IRA FROHMAN

      Ira Frohman

      Chief Executive Officer